                                                                   EXHIBIT 10.74

                        AGREEMENT FOR PURCHASE OF STOCK

     THIS AGREEMENT FOR PURCHASE OF STOCK is made and effective as of the first day of August, 1999, by and among those individuals whose names appear on the signature pages under the caption "Shareholders" (collectively, the "Shareholders"), TAG MEX, INC., a California corporation, and NO! JEANS, INC., a California corporation (collectively, the "Purchasers"), ANTONIO HADDAD HADDAD as the paying agent for the Shareholders (the "Paying Agent") and, with respect only to Section 6.19, TARRANT APPAREL GROUP, a California corporation (the "Parent"), with respect to the following facts:

     A. Industrial Exportadora Famian, S.A. de C.V. and Coordinados Elite, S.A. de C.V., corporations formed under the laws of the United Mexican States (the "Companies"), are engaged in the production of apparel.

     B. The Shareholders own all the issued and outstanding capital stock of the Companies.

     C.   The Purchasers are wholly-owned subsidiaries of the Parent.

     D. The Purchasers desire to purchase from the Shareholders, and the Shareholders desire to sell to the Purchasers, all of the issued and outstanding shares of the capital stock of the Companies (the "Shares"), all upon the terms and conditions contained herein.

          ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF STOCK

     1.1.  Purchase and Sale. The Shareholders shall sell, assign, transfer,
           -----------------
convey and deliver to the Purchasers, and the Purchasers shall purchase and take from the Shareholders, on the Closing Date (as defined below) all the Shares. Each of the Purchasers shall purchase from each of the Shareholders the number of Shares set forth on Schedule 1.1(a).
                       ---------------

     1.2.  Purchase Price.
           --------------
     As full payment for the Shares, the Purchasers shall pay to the Shareholders the following (the "Purchase Price") (subject to adjustment as provided below):

           (i) the sum of U.S. $1,000,000 shall be paid in cash on the Closing Date; and

           (ii) the sum of U.S. $3,000,000 shall be evidenced by a Non-Negotiable Promissory Note in the form attached hereto as Exhibit A (the
                                                               ---------
     "Note").

     The Purchase Price shall be allocated among the Shareholders as set forth on Schedule 1.2(b).
    ---------------

     Each of the Shareholders hereby irrevocably constitutes and appoints the Paying Agent as the agent of such Shareholder to receive any portion of the Purchase Price payable to such Shareholder hereunder and to hold or disburse the same as directed by such Shareholder. The Purchasers shall be entitled to rely on any notice, certificate, affidavit, letter, document or other communication which they believe to be genuine and to have been signed or sent by the Paying Agent with respect to the payment of any portion of the Purchase Price, and may rely on statements contained therein without further inquiry or investigation.

     Notwithstanding anything to the contrary contained herein, the Purchasers shall have the right to set-off against any amount otherwise due pursuant to
 Section 1.2(a) any obligation of the Shareholders to the Purchasers under this Agreement or any agreement or instrument delivered pursuant hereto, including, but not limited to, a claim for indemnification or contribution under Section
 6.2 (a "claim"); provided, however, that the Purchasers first shall have
                  --------
 delivered to the Shareholders in writing a summary description of the factual and legal bases for such claim and an estimate of the amount thereof. In the event that a claim is based upon the demand of a person other than the Purchasers, which demand is finally determined by a decision from which no appeal may be taken, the amount of such claim shall be deemed to have been finally determined thereby and not to be subject to further arbitration.

     The Purchasers shall have the right, but not the obligation, to pay any amount or to perform any obligation of any of the Shareholders if the Purchasers, in their sole and absolute discretion, determines that the failure to pay such amount or to perform such obligation could have a material adverse effect on the Companies or the business of the Purchasers associated therewith; provided, however, that before the Purchasers shall pay any such amount or
 --------
 perform any such obligation they first shall notify the respective Shareholder in writing of their intention to do so and shall give such Shareholder ten (10) days to cure or contest such failure. The Purchase Price shall be reduced by the cost to the Purchasers of any such amount paid or obligation performed.
 The Purchasers shall have the right (i) to set off any such amount or cost against any portion of the Purchase Price then payable or (ii) to demand that the Shareholders, jointly and severally, reimburse the Purchasers therefor promptly on demand, and the Shareholders, jointly and severally, shall do so. The Purchasers' rights under this Section 1.2(f) shall be in addition to any other rights or remedies of the Purchasers under this Agreement or applicable law.

     1.3.  Closing.  The purchase and sale of the Shares contemplated by this
           -------
Agreement shall take place at 10:00 A.M. (local time) on August 24, 1999 at the offices of Sheppard, Mullin, Richter & Hampton, LLP, 333 South Hope Street, Forty-Eighth Floor, Los Angeles, California 90071, or at such other time or place as may be mutually agreed upon by the parties in writing. The date on which the purchase and sale of the Shares contemplated by this Agreement shall take place is referred to herein as the "Closing Date." The obligation of any party to consummate the purchase and sale of the Shares contemplated by this Agreement may be terminated by such party after August 31, 1999, if such purchase and sale shall not have occurred by the close of business on that date, providing the terminating party is not in default of any of its obligations hereunder. On the Closing Date, the Shareholders shall deliver to the Purchasers the certificates evidencing all the Shares, duly endorsed for transfer to the Purchasers in proportion to their respective interests therein or accompanied by stock assignments separate from certificates duly executed in favor of the Purchasers, against receipt of the Purchase Price then payable pursuant to
Section 1.2(a)(i) and the Note. All deliveries shall be considered to have taken place simultaneously as a single transaction, and no delivery shall be considered to have been made until all deliveries are completed.

     1.4.  Employees. On the date hereof, Tag Mex, Inc. shall offer to each of
           ----------
the key employees of the Companies listed on Schedule 1.4 (the "Key Employees")
                                             -------------
employment on an "at will" basis and with such annual salary as are set forth thereon, all on the terms and conditions set forth in the Employment Agreements (as defined below).

2.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
    --------------------------------------------------

          The Shareholders, jointly and severally, hereby represent and warrant to the Purchasers that the statements set forth in Sections 2.1 through 2.20 are true and correct.

     2.1.  Authority to Enter Agreement and Enforceability.  Each of  the
           -----------------------------------------------
Shareholders has all requisite right, power and authority to execute, deliver and perform his or her respective obligations under this Agreement and the other agreements and instruments contemplated hereby, including, but not limited to, the sale, assignment, transfer, conveyance and delivery to the Purchasers of the Shares owned by such Shareholder, without obtaining the approval or consent of any other party, governmental body or authority; all proceedings have been taken and all authorizations have been secured by each of the Shareholders which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby to which any Shareholder is a party is a legal, valid and binding agreement of such Shareholder and is enforceable against such Shareholder in accordance with its terms.

     2.2.  Organization and Standing.  Each of the Companies is a corporation
           -------------------------
duly organized, validly existing and in good standing under the laws of the United Mexican States, with all requisite power and authority (corporate and other) to own, lease and operate its property and assets as now owned, leased or operated and to carry on its businesses as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership, lease or use of its properties makes such qualification necessary.

     2.3.  Ownership of Shares.  The Shareholders own all the issued and
           -------------------
outstanding shares of the capital stock of the Companies free and clear of any liens, claims, encumbrances, security interests, equities, restrictions on transfer, preemptive rights or other defects in title of any kind or description (a "lien"). There are no options, warrants, rights or other agreements or commitments outstanding or in existence which provide for the issuance of capital stock or other securities of the Companies, and there are no securities outstanding or in existence which are convertible into or exchangeable for capital stock or other securities of the Companies. Upon the Closing Date, the Purchasers shall receive from the Shareholders good and marketable title to the Shares free and clear of all liens. The number of shares of the capital stock of each of the Companies owned by each of the Shareholders is set forth on Schedule
                                                                        --------
2.3.
----

     2.4.  Trademarks, Patents, Etc.  The Companies use and own no trade names,
           -------------------------
trademarks, patents, copyrights or registrations or applications therefore in connection with, and none is required for, the businesses of the Companies as presently conducted. The Companies are not infringing any trade name, trademark, patent, copyright or other similar right of any third party in connection with their businesses.

     2.5.  Financial Statements.  Schedule 2.5A hereto contains (i) the audited
           --------------------   -------------
combined balance sheet of the Companies as of December 31, 1998, the audited combined statements of income, changes in shareholders' equity and changes in financial position of the Companies for the twelve month period then ended and the notes thereto and the report of independent auditors (Mancera, S.C.) thereon and (ii) the unaudited combined balance sheet of the Companies as of June 30, 1999 and the unaudited combined statements of income of each of the Companies for the six months then ended. Except as set forth on Schedule 2.5B, the
                                                       -------------
foregoing financial statements (i) were prepared in accordance with generally accepted accounting principles consistently applied throughout the period and
(ii) fairly present the Companies' consolidated financial condition and results of operations as at the dates and for the periods therein specified, subject, in the case of such unaudited financial statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes. On the date hereof, the Companies have no material liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for on the June 30, 1999 balance sheet or set forth on Schedule 2.5B hereto, and the
                                             -------------
Shareholders do not know of any basis for the assertion of any such liabilities or obligations.

     2.6.  Tax Matters.  The Companies have properly prepared and filed returns
           -----------
for and paid in full all federal, state, local and foreign taxes, assessments and penalties to the extent such filings and payments are required prior to the date hereof, and there is no outstanding or proposed deficiency by any federal, state, local or foreign government with respect to any tax period. As of the date hereof, the Companies are not the beneficiary of any extension of time to file any tax return or pay any taxes and have no liability with respect to taxes of any kind, whether or not assessed. The Companies have properly registered before all federal, state and local tax authorities and the Sistema Unico de Aportaciones ("SUA"), including the Instituto Mexicano del Seguro Social ("IMSS"), Instituto del Fondo Nacional para la Vivienda de los Trabajadores ("Infonavit"), and Sistema de Ahorro Para El Retiro ("SAR"). The term "taxes" shall include, but is not limited to, income taxes, value added taxes, asset taxes, payroll taxes, import duties, real property taxes, contributions payments and assessments regarding IMSS, Infonavit and SAR.

     2.7.  Insurance.  The Companies maintain in full force and effect insurance
           ---------
policies with financially sound and reputable insurers of a character usually insured by companies engaged in the same or similar businesses against loss or damage of the kinds and in the amounts customarily insured against by such companies.

     2.8.  Litigation.  There are no suits, actions or legal, administrative,
           ----------
arbitration or other proceedings or investigations pending or threatened by, against or involving the Companies or the Shareholders or any of the Companies' officers, directors, shareholders, employees or agents.

     2.9.  Compliance with Laws and Other Instruments.  The Companies'
           ------------------------------------------
businesses have been and are being conducted in accordance with all applicable laws, ordinances, rules and regulations of all authorities. The Companies are not in violation of, or in default under, any term or provision of their respective Escritura Constitutiva or Estatutos Sociales (as amended or revised) or of any lien, indenture, mortgage, lease, agreement, instrument, contract, commitment or other arrangement, or subject to any restriction of any kind or character, which could have a material adverse effect on the Companies' businesses or assets. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the respective Escritura Constitutiva or Estatutos Sociales (as amended or revised) of the Companies, or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which any of the Companies or the Shareholders is a party or by which it, he or she is bound.

     2.10.  Brokerage and Finder's Fees.  The Companies and the Shareholders
            ---------------------------
have not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     2.11.  Employees.
            ---------

     The Companies have fully complied with their obligations under the Ley Federal de Trabajo, including, but not limited to, the timely payment in full of all wages, salaries, overtime payments, vacation and vacation bonus payments, seventh day payments, severance payments, holiday payments, Sunday work bonuses, seniority bonuses and annual bonuses ("aguinaldo") and the timely performance in full of all obligations relating to health and safety, training, internal regulations, working conditions and any other legally or contractually mandated fringe benefits or obligations.

     Schedule 2.11 contains a complete and correct list of all agreements with
     -------------
 employees or independent contractors not cancelable at will and all employee benefit plans, including, but not limited to, (i) any collective bargaining agreement, (ii) any agreement or plan which contains any obligation, liability or commitment for any vacation pay, severance or termination pay, sick or disability pay, pension or retirement benefits, bonuses or profit sharing, deferred or delayed wages of any kind, commissions or incentive compensation or
 (iii) any group medical, dental, vision, health, hospitalization or disability insurance plan relating to the Companies' businesses. The Companies have performed all of their respective obligations required to be performed under all such agreements and plans, and are not in default or in arrears under any of the respective terms thereof. The Companies' relationships with all employees or independent contractors are satisfactory.

     2.12.  Assets.  Schedule 2.12A contains a true and complete list of all
            ------   --------------
tangible assets as of June 30, 1999 (including, but not limited to, all real property, furniture, fixtures, leasehold improvements, machinery, instruments, equipment, computers, motor vehicles, tooling, spare parts, inventory, supplies, and other tangible personal property and assets) used in, or necessary for the conduct of the Companies' businesses as presently conducted. Except as set forth on Schedule 2.12B, all such assets are owned by the Companies free and clear of
   --------------
all liens, claims, charges, encumbrances, security interests, equities or restrictions on use of any kind or nature (collectively, "Liens") and are in good working condition and repair (subject to normal wear and tear) and are adequate for their intended uses. Each of the leases pursuant to which the Companies hold any such assets is in full force and effect and is a legal, valid and binding agreement of each party thereto and is enforceable against each party thereto in accordance with its terms; each party to any such lease is in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a Lien upon any such asset.

     2.13.  Absence of Certain Changes.  Since January 1, 1999, there has not
            --------------------------
been any material adverse change in the condition (financial or other), net worth, property, assets, earnings, liabilities, capitalization, business, results of operations or prospects of any of the Companies. Since January 1, 1999, the Companies have operated their respective businesses as now operated and only in the ordinary course.

     2.14.  Inventories.  All inventory of the Companies, including, but not
            -----------
limited to, raw materials, are of good, usable and merchantable quality.

     2.15.  Environmental Matters.
            ---------------------

     Except as set forth on Schedule 4.4, the Companies have not (i) breached or
                            ------------
 been notified by any governmental or regulatory authority that they have breached any Environmental Law (as defined below), (ii) released any Hazardous Substance (as defined below) or (iii) become aware of the release or presence of any Hazardous Substance on any property owned, leased or occupied by the Companies. There are no underground storage tanks on property owned, leased or occupied by the Companies.

     For purposes of this Section 2.15, (i) "Environmental Law" means all laws relating to the protection of the environment, to human health and safety or to any environmental activity, including, without limitation, (x) Ley General del Equilibrio Ecologico y La Proteccion al Ambiente, its related regulations and administrative orders or provisions, including, but not limited to, those pertaining to environmental impact, hazardous waste, air pollution, water pollution or noise pollution, and any other specific laws, regulations or administrative orders or provisions relating to air, soil, ground or water pollution or contamination, (y) all other requirements pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of any Hazardous Substance into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of any Hazardous Substance and (z) all other requirements pertaining to the protection of the health and safety of employees or the public, and (ii) "Hazardous Substance" means any substance that (x) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (y) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder or (z) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is regulated by any governmental authority or Environmental Law.

     2.16.  Agreements.  Schedule 2.16 contains a complete and correct list of
            ----------   -------------
all leases, contracts, agreements and commitments, whether written or oral, to which any of the Companies is a party or by which it is bound. Each such agreement is in full force and effect and is a legal, valid and binding agreement of each party thereto and is enforceable against each party thereto in accordance with its terms; each party thereto is in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any assets of the Companies.

     2.17.  Customer Orders.  Schedule 2.17 sets forth a true and complete list
            ---------------   -------------
of (i) all customer orders for apparel pending on the date hereof and (ii) all Vendor Orders (as defined in Schedule 1.1(a)) pending on the date hereof. All
                             ---------------
such orders represent bona fide obligations of the customer to purchase and take the goods subject thereto, arise from bona fide transactions in the ordinary course of business and are not subject to any defense, claim or right of setoff (other than chargebacks arising in the ordinary course of business).

     2.18.  Facilities. All real property and the building and improvements
            ----------
thereon used by the Companies (the "Facilities") are sufficient for the conduct of the businesses of the Companies as now conducted. On the Closing Date, the Companies will have the right under valid existing leases or other agreements to occupy and use all Facilities. Neither the whole nor any portion of the Facilities has been condemned, requisitioned or otherwise taken by any governmental authority, and the Companies have not received any notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking would preclude or materially impair the current use thereof. All Facilities are in satisfactory condition and have been reasonably maintained, normal wear and tear excepted. All Facilities have received all required approval of governmental authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations. All Facilities are supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated. The improvements constructed on the Facilities, including, without limitation, all leasehold improvement, and all fixtures, equipment and other tangible assets owned, leased or used by the Companies at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defect, (iii) in good operation, condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair the cost of which would not be material, (v) sufficient for the operation of the Companies' businesses as presently conducted and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect.

     2.19.  Affiliate Transactions.  Since January 1, 1999, there has been no
            ----------------------
transaction (an "affiliate transaction") between either of the Companies and any of their officers, directors or shareholders (or any person in which any of them has a financial interest), including, but not limited to, any loan or any distribution.

     2.20.  Material Misstatements or Omissions.  No representations, warranties
            -----------------------------------
or information furnished by the Companies or the Shareholders to the Purchasers or any of their employees or agents, including, but not limited to, Mancera, S.C., in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact known to the Companies or the Shareholders necessary to make the statements and facts contained therein not misleading. The English translations of all documents provided by the Companies or the Shareholders to the Purchasers or any of their employees or agents, including, but not limited to, Mancera, S.C., are true and correct.

3.   REPRESENTATION AND WARRANTIES OF THE PURCHASERS
     -----------------------------------------------
     The Purchasers, jointly and severally, represent and warrant to the Shareholders that the statements set forth in Sections 3.1 through 3.3 hereof are true and correct.

     3.1.  Authority to Enter Agreement and Enforceability.  Each of the
           -----------------------------------------------
Purchasers has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments contemplated hereby without obtaining the approval or consent of any other party, governmental body or authority; all proceedings have been taken and all authorizations have been secured by each of the Purchasers which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby to which it is a party is a legal, valid and binding agreement of each of the Purchasers and is enforceable against it in accordance with its terms.

     3.2.  Compliance with Laws and Other Instruments.  The execution and
           ------------------------------------------
delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which either of the Purchasers is a party or by which it is bound, unless such breach will not have a material adverse effect on the business or operations of the Purchasers.

     3.3.  Brokerage and Finder's Fees.  The Purchasers have not incurred any
           ---------------------------
liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

4.  COVENANTS
    ---------

     4.1.  Operation of the Companies.
           --------------------------

     During the period from the date of this Agreement to the Closing Date, the Shareholders shall cause the Companies to operate their businesses as now operated and only in the ordinary course except as otherwise provided in
 Section 4.1(b). By way of illustration only and not limitation, the Shareholders shall cause the Companies to take each such action as is set forth in Schedule 4.1 hereto.
    ------------

     On or before the Closing Date the Companies shall transfer to the Shareholders all real property currently owned by the Companies subject to the leases described in Section 5.1(f). In the event that the Companies are not able to transfer all real property currently owned by them to the Shareholders on or before August 31, 1999, but all conditions precedent to the obligation of the parties to consummate the transactions contemplated by this Agreement have been satisfied (other than such transfer and the execution and delivery of the leases relating to such real property described in Section 5.1(f)), the Purchasers may elect to consummate such transactions notwithstanding anything to the contrary contained herein; provided, however, that (i) after the Closing
                                   --------
 Date the Purchasers shall use all reasonable commercial efforts to cause the Companies to transfer such real property to the Shareholders as quickly as practicable and (ii) concurrently with such transfer the Shareholders shall cause to be executed and delivered the leases thereon described in Section 5.1(f). All costs and expenses relating to the transfer of real property pursuant to this Section 4.1(b), including, but not limited to, any transfer tax payable on the value of land and buildings, shall be borne by the Shareholders.

     4.2.  Access to Information. The Shareholders shall cause the Companies to
           ---------------------
give to the Purchasers and their counsel, accountants and other representatives full access during normal business hours throughout the period from the date of this Agreement to the Closing Date to all of their property, assets, books and records and all employees, independent contractors and agents, and to furnish the Purchasers during such period with all such information concerning their businesses as the Purchasers may reasonably request. No investigation or inquiry made by or on behalf of the Purchasers hereunder shall in any way affect or lessen the representations and warranties made by the Shareholders under this Agreement.

     4.3.  Release of Liens.  On or before August 31, 1999, the Shareholders
           ----------------
shall cause those Liens set forth on Schedule 2.12B to be released.
                                     --------------

     4.4.  Environmental Matters.
           ---------------------

     The Shareholders promptly after the Closing Date shall commence, and shall cause to be performed, at the Shareholders' sole cost and expense, all preventative and corrective actions required by any governmental or regulatory authority in connection with, relating to or affecting the businesses of the Companies, including, but not limited to, those preventative and corrective actions described on Schedule 4.4 and the various audit reports, audit plans,
                      ------------
 administrative resolutions, minutes, executive summaries and other books, records and documents referred to therein. The Purchasers shall cause the Companies to reimburse the Shareholders for such costs and expenses incurred by them in performing, or causing to be performed, any preventative or corrective actions described on Schedule 4.4.
                      -------------

     (b) The Shareholders promptly from time to time after the Closing Date at the request of the Purchasers, at the Shareholders' sole cost and expense, shall (i) remedy any breach of any Environmental Law arising before the date hereof in connection with or related to the businesses of the Companies or (ii) obtain the release of any liability therefor from the appropriate governmental or regulatory authority, in each case without any material condition or restriction on the operation of the businesses of the Companies, which remedy or release shall be acceptable to the Purchasers in all material respects.

5.  CONDITIONS PRECEDENT
    --------------------

    5.1.  Conditions Precedent to the Obligations of the Purchaser. The
          --------------------------------------------------------
obligation of the Purchasers to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Purchasers in writing):

     (a) All representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made at and as of such date.

     (b) Each of the Shareholders shall have performed and satisfied in all respects all covenants and conditions required by this Agreement to be performed or satisfied by him or her on or prior to the Closing Date.

     (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Purchasers, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder, or which could adversely affect the Purchasers' operation of the businesses of the Companies.

     (d) Each of the Key Employees shall have executed and delivered to Tag Mex, Inc. an employment agreement in the form of and containing the terms and conditions set forth in Exhibit B hereto (an "Employment Agreement").
                         ----------

     (e) There shall not have occurred any material adverse change in the business, property, assets, operations, condition (financial or other) or prospects of either of the Companies since January 1, 1999.

     (f) The owner of each of the premises listed on Schedule 5.1(f) shall have
                                                     ---------------
 executed and delivered to the Companies a lease of such premises, in the form and containing the terms and conditions set forth in Exhibit C hereto;
                                                      ---------
 provided, however, that the rent on such premises and other selected terms of
 --------
 such leases shall be as set forth on Schedule 5.1(f).
                                               ------

     5.2.  Conditions Precedent to the Obligations of the Shareholders. The
           -----------------------------------------------------------
obligation of the Shareholders to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Shareholders in writing):

     (a) All representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all respect on the date hereof and as of the Closing Date as if made at and as of such date.

     (b) The Purchasers shall have performed and satisfied in all respects all covenants and conditions required by this Agreement to be performed or satisfied by them on or prior to the Closing Date.

     (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Shareholders, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder.

     (d) Tag Mex, Inc. shall have executed and delivered to the Key Employees the Employment Agreements.

     (e) The Purchasers shall have executed and delivered to the Shareholders a pledge agreement in the form of and containing the terms and conditions set forth in Exhibit E hereto.
          ---------

6.   MISCELLANEOUS
     -------------

     6.1.  Survival of Representations, Warranties and Agreements.  All
           ------------------------------------------------------
representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the consummation of the transaction contemplated hereby notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

     6.2.  Indemnification.
           ---------------

     The Shareholders (the "Indemnifying Parties"), jointly and severally, shall indemnify, defend and hold harmless the Purchasers and their officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to (i) any breach by any of the Indemnifying Parties of any of his or her representations, warranties, covenants or commitments under this Agreement or any agreement or instrument delivered in connection herewith, (ii) the conduct of the Companies' businesses prior to the date hereof, (iii) any chargebacks or returns by any customer for products sold by the Companies, or (iv) any preventative or corrective actions described in Section 4.4(a) or any breach of any Environmental Law or release described in Section 4.4(b). Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The Indemnifying Parties' obligations hereunder shall be in addition to any liability that they or any other person otherwise may have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of, their heirs, representatives, successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each Indemnified Party. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination.

     The Purchasers (the "Indemnifying Parties") shall indemnify, defend and hold harmless, the Shareholders and their respective employees, affiliates, agents, successors and assigns (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to
 (i) any breach by any of the Indemnifying Parties of any of its representations, warranties, covenants or commitments under this Agreement or
 (ii) the conduct of the Purchasers' business after the Closing Date.

     Third-Party Claims.  The Indemnified Party shall promptly notify the
     ------------------
 Indemnifying Parties of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnifying Parties' indemnification obligations could apply and shall give the Indemnifying Parties a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); provided, however, that (i) the
                                               --------
 Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if, in the reasonable judgment of the Indemnified Party, based upon the written advice of counsel, a conflict of interest may exist between the Indemnified Party and any of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume such defense on behalf of such Indemnified Party, and (iii) the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liabilities that they may have hereunder or otherwise, except to the extent that such failure so to notify the Indemnifying Parties materially prejudices the rights of the Indemnifying Parties. If the Indemnifying Parties shall, within a reasonable time after such notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the Indemnifying Parties. The Indemnifying Parties shall not compromise or settle the claim or other matter for any consideration other than the payment of money without the prior written consent of the Indemnified Parties. The Indemnified Parties shall make available all information and assistance that the Indemnifying Parties may reasonably request; provided, however, that any associated expenses shall be
                     --------
 paid by the Indemnifying Parties as incurred.

     6.3.  Notices.  Any notice or other communication required or permitted
           -------
hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

     6.4.  Entire Agreement.  This Agreement and the schedules and exhibits
           ----------------
hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

     6.5.  Headings.  Section and subsection headings are not to be considered
           --------
part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

     6.6.  Successors and Assigns.  All of the terms, provisions and obligations
           ----------------------
of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

     6.7.  Governing Law.  The validity, construction and interpretation of this
           -------------
Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

     6.8.  Counterparts.  This Agreement may be executed simultaneously in two
           ------------
or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6.9.  Third Parties.  Nothing in this Agreement, expressed or implied, is
           -------------
intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

     6.10. Attorneys' Fees.  In the event any party takes legal action to
           ---------------
enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

     6.11. Further Assurances.  Each party hereto shall, from time to time at
           ------------------
and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

     6.12. Arbitration.  Any controversy arising out of or relating to this
           -----------
Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

     6.13. Construction.  This Agreement was reviewed by legal counsel for each
           ------------
party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

     6.14. Consent to Jurisdiction.  Subject to Section 6.12, each party hereto,
           -----------------------
to the fullest extent it may effectively do so under applicable law, irrevocably
(i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the United Mexican States (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and each party hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such party). Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

     6.15.  Expenses.  Each party shall bear the expenses incurred by it in
            --------
connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

     6.16.  Severable Provisions.  The provisions of this Agreement are
            --------------------
severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     6.17.  Taxes.  The Shareholders shall pay timely any transfer, sales or
            -----
other taxes which may become due or payable by virtue of the transactions contemplated by this Agreement.

     6.18.  Obligation of the Parent.  The Parent shall cause the Purchasers to
            ------------------------
timely perform their obligations under the Note.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

          Purchasers:           TAG MEX, INC.


                                By   /s/ Gerard Guez
                                     -------------------------------------
                                     Authorized Representative
                                     3151 East Washington Boulevard
                                     Los Angeles, California  90023
                                     Telecopier:  (323) 881-0368

                                NO! JEANS, INC.



                                By   /s/ Gerard Guez
                                     -------------------------------------
                                     Authorized Representative
                                     3151 East Washington Boulevard
                                     Los Angeles, California  90023
                                     Telecopier:  (323) 881-0368

          Shareholders:
                                     /s/ Antonio Haddad Haddad
                                     -------------------------------------
                                     ANTONIO HADDAD HADDAD
                                     Calle Guillermo Prieto No. 200
                                     Fraccionamiento Reforma, C.P. 75770
                                     Tehuacan, Puebla


                                     /s/ Miguel Angel Haddad Yunes
                                     -------------------------------------
                                     MIGUEL ANGEL HADDAD YUNES
                                     Calle Reforma Norte No. 131
                                     Colonia Centro, C.P. 75770
                                     Tehuacan, Puebla


                                     /s/ Mario Alberto Haddad Yunes
                                     -------------------------------------
                                     MARIO ALBERTO HADDAD YUNES
                                     Calle Guillermo Prieto No. 200
                                     Fraccionamiento Reforma, C.P. 75770
                                     Tehuacan, Puebla


                                     /s/ Marco Antonio Haddad Yunes
                                     -------------------------------------
                                     MARCO ANTONIO HADDAD YUNES
                                     Calle Miguel de Cervantes Saavedra No. 170
                                     Fraccionamiento El Mollino, C.P. 75699
                                     Tehuacan, Puebla

                                     /s/ Rosa Maria Yunes Haddad
                                     -------------------------------------
                                     ROSA MARIA YUNES HADDAD
                                     Calle Guillermo Prieto No. 200
                                     Fraccionamiento Reforma, C.P. 75770
                                     Tehuacan, Puebla


                                     /s/ Maria Andrea Haddad Yunes
                                     -------------------------------------
                                     MARIA ANDREA HADDAD YUNES
                                     Calle Guillermo Prieto No. 200
                                     Fraccionamiento Reforma, C.P. 75770
                                     Tehuacan, Puebla

          Parent:               TARRANT APPAREL GROUP

                                By   /s/ Gerard Guez
                                     -------------------------------------
                                     Authorized Representative
                                     3151 East Washington Boulevard
                                     Los Angeles, California
                                     Telecopier: (323) 881-0368

                       SCHEDULES INTENTIONALLY OMITTED.